NEWS RELEASE                                                        EXHIBIT 99.1
PS Business Parks, Inc.
701 Western Avenue
P.O. Box 25050
Glendale, CA  91221-5050
www.psbusinessparks.com
--------------------------------------------------------------------------------

                               For Release:           Immediately
                               Date:                  July 12, 2002
                               Contact:               Mr. Jack Corrigan
                                                      (818) 244-8080, Ext. 663

PS Business Parks, Inc. (AMEX - PSB) reported second quarter 2002 net income of $9.5 million or $0.44 per share, vs. $10.9 million or $0.48 per share in the prior year. PSB also reported FFO per share of $0.90 for the second quarter of 2002, an increase of 13.9% from $0.79 per share in the prior year. PSB'S "Same Park" net operating income growth was 1.7% for the quarter.

GLENDALE, CALIFORNIA - PS Business Parks, Inc. (AMEX: PSB), reported operating results for the second quarter ending June 30, 2002.

Net income allocable to common shareholders for the second quarter of 2002 was $9.5 million or $0.44 per diluted share on revenues of $51.7 million compared to $10.9 million or $0.48 per diluted share on revenues of $41.1 million for the same period in 2001. Net income allocable to common shareholders for the six months ended June 30, 2002 was $22.6 million or $1.04 per diluted share on revenues of $102.6 million compared to net income allocable to common shareholders of $21.1 million or $0.92 per diluted share on revenues of $80.6 million for the same period in 2001. Net income allocable to common shareholders for the first six months of 2002 included recognizing a deferred gain on the disposition of a property of $5.4 million or $0.19 per share, and the Company's share of gains on disposition of two buildings in its joint venture of $148,000 or less than $0.01 per share.

Net income per diluted share for the second quarter of 2002 was $0.44 or $0.04 less than the same period in 2001. The net income per diluted share before the recognition of the deferred gain on the disposition of a property for the first six months of 2002 was $0.85 or $.07 less than the same period in 2001. The decreases for both periods were the result of an increase in depreciation expense as a result of $305 million of property acquisitions in 2001. The increased depreciation expense was partially offset by the net operating income from the acquired properties, net of financing costs.

Funds from operations ("FFO") for the second quarter of 2002 were $26.2 million or $0.90 per share compared to $23.7 million or $0.79 per share for the same period in 2001. This represents an increase of 13.9% in FFO per share based on
29.1 million and 30.0 million weighted average shares outstanding during the second quarter of 2002 and 2001, respectively. FFO for the six months ended June 30, 2002 was $51.3 million or $1.77 per share compared to $46.4 million or $1.54 per share for the same period in 2001. This represents an increase of 14.9% in FFO per share based on 29.1 million and 30.2 million weighted average shares outstanding during the six months ended June 30, 2002 and 2001 respectively. FFO and FFO per share exclude the gain on disposition of real estate and marketable securities, the Company's share of gains from dispositions in its joint venture and the accrual of straight line rents, all of which are included in the calculation of net income.

The growth in FFO per share is due primarily to net operating income from acquisitions completed during 2001 and a reduction in the number of the Company's outstanding common shares. Acquisitions and the repurchase of shares were financed primarily with existing cash, issuance of preferred stock, low cost debt and retained cash. These factors were augmented by the performance of the Company's "Same Park" operations.

Property Operations
-------------------

In order to evaluate the performance of the Company's overall portfolio, management analyzes the operating performance of a consistent group of properties (12.0 million net rentable square feet). These properties in which the Company currently has an ownership interest (herein referred to as the "Same Park" facilities) have been owned and operated by the Company for the comparable periods. The "Same Park" facilities represent approximately 81% of the square footage of the Company's wholly-owned portfolio at June 30, 2002.

The following tables summarize the pre-depreciation historical operating results of the "Same Park" facilities and the entire portfolio, excluding the effects of accounting for rental income on a straight-line basis.

                "Same Park" Facilities (12.0 million square feet)
                -------------------------------------------------


                                                                     Three Months Ended
                                                                          June 30,
                                                           --------------------------------------
                                                                  2002                2001             Change
                                                           ------------------  ------------------  --------------
  Rental income (1)....................................      $  38,237,000       $  37,510,000          1.9%
  Cost of operations...................................         10,098,000           9,846,000          2.6%
                                                           ------------------  ------------------  --------------
  Net operating income.................................      $  28,139,000       $  27,664,000          1.7%
                                                           ==================  ==================  ==============
  Gross margin (2).....................................          73.6%               73.8%             (0.2%)
  Weighted average for period:
  ----------------------------
      Occupancy........................................          94.7%               96.0%             (1.3%)
      Annualized realized rent per occupied sq. ft.(3).          $13.50              $13.06             3.4%

===================================================================================================================
                                                                      Six Months Ended
                                                                          June 30,
                                                           --------------------------------------
                                                                  2002                2001             Change
                                                           ------------------  ------------------  --------------

  Rental income (1)....................................      $  75,885,000       $  74,283,000          2.2%
  Cost of operations...................................         19,951,000          19,613,000          1.7%
                                                           ------------------  ------------------  --------------
  Net operating income.................................      $  55,934,000       $  54,670,000          2.3%
                                                           ==================  ==================  ==============
  Gross margin (2).....................................          73.7%               73.6%              0.1%

  Weighted average for period:
  ----------------------------

      Occupancy........................................          94.9%               96.3%             (1.4%)
      Annualized realized rent per occupied sq. ft.(3).          $13.38              $12.90             3.7%


(1) Rental income does not include the effect of straight-line accounting.

(2) Gross margin is computed by dividing property net operating income by rental income.

(3) Realized rent per square foot represents the actual revenues earned per occupied square foot.

                           Total Portfolio Statistics
                           --------------------------

                                                                     Three Months Ended
                                                                          June 30,
                                                           --------------------------------------
                                                                  2002                2001             Change
                                                           ------------------  ------------------  --------------
  Rental income (1) (4)................................      $  49,846,000       $  39,768,000          25.3%
  Cost of operations (4)...............................         13,476,000          10,475,000          28.6%
                                                           ------------------  ------------------  --------------
  Net operating income.................................      $  36,370,000       $  29,293,000          24.2%
                                                           ==================  ==================  ==============

  Gross margin (2).....................................           73.0%              73.7%             (0.7%)

  Weighted average for period:
  ----------------------------
      Square footage...................................        14,579,000          12,810,000           13.8%
      Occupancy........................................          94.3%               95.8%             (1.5%)
      Annualized realized rent per occupied sq. ft.(3).          $14.50              $12.96             11.9%

===================================================================================================================
                                                                      Six Months Ended
                                                                          June 30,
                                                           --------------------------------------
                                                                  2002                2001             Change
                                                           ------------------  ------------------  --------------

  Rental income (1) (4)................................      $  98,763,000       $  77,791,000          27.0%
  Cost of operations (4)...............................         27,082,000          20,846,000          29.9%
                                                           ------------------  ------------------  --------------
  Net operating income.................................      $  71,681,000       $  56,945,000          25.9%
                                                           ==================  ==================  ==============
  Gross margin (2).....................................          72.6%               73.2%             (0.6%)

  Weighted average for period:
  ----------------------------
      Square footage...................................        14,579,000          12,706,000           14.7%
      Occupancy........................................          94.5%               96.1%             (1.6%)
      Annualized realized rent per occupied sq. ft.(3).          $14.35              $12.74             12.6%



(1) Rental income does not include the effect of straight-line accounting.

(2) Gross margin is computed by dividing property net operating income by rental income.

(3) Realized rent per square foot represents the actual revenues earned per occupied square foot.

(4) Rental income ($307,000 and $774,000 for the three and six months ended June 30, 2002), cost of operations ($150,000 and $370,000 for the three and six months ended June 30, 2002), square footage (238,000), and occupancy (47%) of development properties have been excluded from Total Portfolio Statistics.

Development Properties
----------------------

The Company has developed one office and one flex facility that are currently shell complete and in the lease-up phase. The projects total approximately 238,000 square feet and have an estimated aggregate cost of approximately $25 million. The office development consist of two buildings totaling 97,000 square feet was completed in the second quarter of 2001 in the Beaverton submarket of Portland, Oregon and is 27% leased. There were no new leases signed for this facility during the six months ended June 30, 2002. The flex development consist of two buildings totaling 141,000 square feet in the Chantilly submarket of Northern Virginia was completed in the fourth quarter of 2000. The Company leased an additional 24,000 square feet during the second quarter of 2002 at the Northern Virginia development bringing the development to 78% leased. Both properties are classified as operating as of June 30, 2002 and the Company has ceased capitalizing interest.

Line of Credit
--------------

During the fourth quarter of 2001, the Company borrowed $100 million on its line of credit. During the second quarter, the Company used available cash to reduce most of the outstanding balance on its line of credit to $10 million at June 30, 2002. The Company expects to payoff the balance during the third quarter and use the line of credit to maintain the flexibility to take advantage of acquisition opportunities.

Financial Condition
-------------------

The Company continued to maintain financial strength and flexibility. The following are the Company's key financial ratios with respect to its leverage at June 30, 2002.

     Ratio of FFO to fixed charges for the quarter (1)............      22.9x
     Ratio of FFO to fixed charges year-to-date (1)...............      21.7x
     Ratio of FFO to fixed  charges  and  preferred  distributions
     for the quarter and year-to-date (2)..........................     3.6x

     Debt and  preferred  equity to total market  capitalization
     (based on the common stock price of $34.95 at June 30, 2002)..      31%
     Available under line of credit at June 30, 2002............... $90 million


(1) Fixed charges include interest expense of $1,432,000 ($2,983,000 year-to-date) and capitalized interest of $144,000 ($288,000 year-to-date) for the second quarter of 2002.

(2) Preferred distributions include amounts paid to preferred shareholders of $3,933,000 ($7,550,000 year-to-date) and preferred unitholders in the operating partnership of $4,413,000 ($8,825,000 year-to-date) for the second quarter of 2002.

Joint Venture Property Dispositions
-----------------------------------

Through a joint venture with GE Capital Corporation, the Company holds a 25% equity interest in an industrial park in the City of Industry, submarket of Los Angeles County. Initially the joint venture consisted of 14 buildings totaling 294,000 square feet. During the second quarter, the joint venture sold two of the buildings totaling 47,000 square feet. The Company recognized a gain of $148,000 on the disposition of the two buildings which is included in equity in income of joint venture. The gain has been excluded from funds from operations.

The joint venture has a variable rate mortgage obligation of approximately $5.8 million which currently bears interest at 5.45%. The Company has guaranteed repayment of the mortgage under certain conditions, but it is not included in the Company's total liabilities.

Property Dispositions
---------------------

As previously announced in the fourth quarter of 2001, the Company identified two properties totaling 199,000 square feet that do not meet its ongoing investment strategy. These properties are currently being marketed. The Company expects net proceeds to approximate book value of $9.6 million, although there can be no assurance that a sale will be consummated or such proceeds will be realized.

Company Information
-------------------

PSB is a self-advised and self-managed equity real estate investment trust that acquires, develops, owns and operates commercial properties, primarily flex, multi-tenant office and industrial space. The Company defines "flex" space as buildings that are configured with a combination of office and warehouse space and can be designed to fit an almost limitless number of uses (including office, assembly, showroom, laboratory, light manufacturing and warehouse space). As of June 30, 2002, PSB wholly-owned approximately 14.8 million net rentable square feet of commercial space with approximately 3,300 customers located in 9 states, concentrated primarily in California (4,673,000 sq. ft.), Texas (2,983,000 sq. ft.), Oregon (1,973,000 sq. ft.), Virginia (2,621,000 sq. ft.) and Maryland (1,769,000 sq. ft.).

Forward-Looking Statements
--------------------------

When used within this press release, the words "expects," "believes," "anticipates," "should," "estimates," and similar expressions are intended to identify "forward-looking statements." Such forward-looking statements involve known and unknown risks, uncertainties, and other factors, which may cause the actual results and performance of the Company to be materially different from those expressed or implied in the forward-looking statements. Such factors include the impact of competition from new and existing commercial facilities which could impact rents and occupancy levels at the Company's facilities, the Company's ability to evaluate, finance, and integrate acquired and developed properties into the Company's existing operations; the Company's ability to effectively compete in the markets that it does business in; the impact of the regulatory environment as well as national, state, and local laws and regulations including, without limitation, those governing Real Estate Investment Trusts; the impact of general economic conditions upon rental rates and occupancy levels at the Company's facilities; the availability of permanent capital at attractive rates, the outlook and actions of Rating Agencies and risks detailed from time to time in the Company's SEC reports, including quarterly reports on Form 10-Q, reports on Form 8-K and annual reports on Form 10-K.

Additional information about PS Business Parks, Inc. including more financial analysis of the second quarter's operating results is available on the Internet. The Company's web site is www.psbusinessparks.com.
                          -----------------------

A conference call is scheduled for Monday, July 15, 2002 at 10:00 a.m. (PDT) to discuss these results. The toll free number is 1-800-399-4409, the conference ID is 4718130. An instant replay of the conference call will be available through July 22, 2002 at 1-800-642-1687. The replay can also be accessed under the "Investor Relations" section of our web site.

Additional financial data attached.


                             PS BUSINESS PARKS, INC.
                             Selected Financial Data


                                                                             At June 30, 2002        At December 31, 2001
                                                                            ---------------------   ----------------------
Balance Sheet Data:
-------------------

    Cash and cash equivalents.........................................       $       704,000           $     3,076,000
    Marketable securities.............................................       $     5,784,000           $     9,134,000
    Note receivable...................................................       $       200,000           $     7,450,000
    Properties held for disposition, net..............................       $     9,629,000           $     9,498,000
    Real estate facilities, before accumulated depreciation...........       $ 1,251,336,000           $ 1,237,691,000
    Total assets......................................................       $ 1,146,403,000           $ 1,169,955,000
    Total debt........................................................       $    87,932,000           $   165,145,000
    Minority interest - common units..................................       $   165,197,000           $   162,141,000
    Minority interest - preferred units...............................       $   197,750,000           $   197,750,000
    Preferred stock...................................................       $   170,988,000           $   121,000,000
    Common shareholders' equity.......................................       $   487,684,000           $   478,731,000

    Total common shares outstanding at period end.....................            21,549,000                21,540,000
                                                                            =====================   ======================
    Total  common  shares   outstanding   at  period  end,   assuming
      conversion of all Operating Partnership units into common stock.            28,854,000                28,845,000
                                                                            =====================   ======================


                             PS BUSINESS PARKS, INC.
                             Selected Financial Data



                                                          For the Three Months Ended          For the Six Months Ended
                                                                   June 30,                           June 30,
                                                      ----------------------------------- -----------------------------------
                                                             2002             2001              2002             2001
                                                      -----------------  ---------------- ----------------- -----------------
Revenues:
  Rental income.....................................   $   50,930,000    $   40,281,000   $  101,274,000    $   78,674,000
  Facility management fees primarily from affiliates          191,000           168,000          386,000           329,000
  Business services.................................           28,000            76,000           69,000           233,000
  Equity in income of joint venture.................          207,000                 -          249,000                 -
  Interest and dividend income......................          355,000           557,000          600,000         1,321,000
                                                      -----------------  ---------------- ----------------- -----------------
                                                           51,711,000        41,082,000      102,578,000        80,557,000
                                                      -----------------  ---------------- ----------------- -----------------

Expenses:
  Cost of operations................................       13,626,000        10,475,000       27,452,000        20,846,000
  Cost of facility management.......................           45,000            37,000           90,000            73,000
  Cost of business services.........................          112,000           129,000          288,000           313,000
  Depreciation and amortization.....................       14,313,000         9,733,000       28,290,000        19,379,000
  General and administrative........................        1,068,000           992,000        2,204,000         2,120,000
  Interest expense..................................        1,432,000           157,000        2,983,000           394,000
                                                      -----------------  ---------------- ----------------- -----------------
                                                           30,596,000        21,523,000       61,307,000        43,125,000
                                                      -----------------  ---------------- ----------------- -----------------

Income before income from gain on disposition of
   real estate, gain on investments and minority           21,115,000        19,559,000       41,271,000        37,432,000
   interest........................................
  Gain on disposition of real estate................                -                 -        5,366,000                 -
  Gain on investment in marketable securities.......                -                 -           25,000            15,000
                                                      -----------------  ---------------- ----------------- -----------------
Income before minority interest.....................       21,115,000        19,559,000       46,662,000        37,447,000
  Minority interest in income - preferred units.....       (4,413,000)       (3,186,000)      (8,825,000)       (6,373,000)
  Minority interest in income - common units........       (3,230,000)       (3,543,000)      (7,663,000)       (6,779,000)
Net income..........................................   $   13,472,000    $   12,830,000   $   30,174,000    $   24,295,000
                                                      =================  ================ ================= =================

Net income allocation:
   Allocable to preferred shareholders..............   $    3,933,000    $    1,903,000   $    7,550,000    $    3,175,000
   Allocable to common shareholders.................        9,539,000        10,927,000       22,624,000        21,120,000
                                                      -----------------  ---------------- ----------------- -----------------
                                                       $   13,472,000    $   12,830,000   $   30,174,000    $   24,295,000
                                                      =================  ================ ================= =================

Net income per common share - diluted:                 $         0.44    $         0.48   $         1.04    $         0.92
                                                      =================  ================ ================= =================
 Weighted average common shares outstanding -
  diluted:..........................................       21,799,000        22,679,000       21,774,000        22,885,000
                                                      =================  ================ ================= =================


                             PS BUSINESS PARKS, INC.
                  Computation of Funda from Operations ("FFO")


                                                                  Three Months Ended                  Six Months Ended
                                                                       June 30,                           June 30,
                                                          ---------------------------------- -----------------------------------
                                                                2002              2001             2002              2001
                                                          ---------------- ----------------- ---------------- ------------------
Net income allocable to common shareholders..............  $   9,539,000    $  10,927,000     $  22,624,000    $  21,120,000
    Less:  Gain on investment in marketable securities...              -                -           (25,000)         (15,000)
    Less:  Gain on disposition of real estate............              -                -        (5,366,000)               -
    Less:  Equity income from sale of joint venture
      properties.........................................       (148,000)               -          (148,000)               -
    Less:  Straight line rent adjustment.................       (777,000)        (513,000)       (1,737,000)        (883,000)
    Plus:  Depreciation and amortization.................     14,313,000        9,733,000        28,290,000       19,379,000
    Plus:  Depreciation from unconsolidated joint venture         20,000                -            40,000                -
    Plus:  Minority interest in income - common units....      3,230,000        3,543,000         7,663,000        6,779,000
                                                          ---------------- ----------------- ---------------- ------------------
Consolidated FFO allocable to common shareholders........  $  26,177,000    $  23,690,000     $  51,341,000    $  46,380,000
                                                          ================ ================= ================ ==================

Computation of Diluted FFO per Common Share (1):
------------------------------------------------

Consolidated FFO allocable to common shareholders........  $  26,177,000    $  23,690,000     $  51,341,000    $  46,380,000
                                                          ================ ================= ================ ==================

     Weighted average common shares outstanding..........     21,549,000       22,610,000        21,546,000       22,814,000
     Weighted average common OP units outstanding........      7,305,000        7,305,000         7,305,000        7,307,000
     Dilutive effect of stock options....................        250,000           69,000           228,000           71,000
                                                          ---------------- ----------------- ---------------- ------------------
Weighted  average common shares and OP units for purposes
  of computing fully-diluted FFO per common share........     29,104,000       29,984,000        29,079,000       30,192,000
                                                          ================ ================= ================ ==================

Fully diluted FFO per common share ......................  $        0.90    $        0.79     $        1.77    $        1.54
                                                          ================ ================= ================ ==================

Computation of Funds Available for Distribution
-----------------------------------------------
  ("FAD") 2)
  ----------

Consolidated FFO allocable to common shareholders........  $  26,177,000    $  23,690,000     $  51,341,000    $  46,380,000
                                                          ================ ================= ================ ==================

Less capitalized expenditures:
     Maintenance capital expenditures....................     (1,776,000)        (650,000)       (2,618,000)      (1,223,000)
     Tenant improvements.................................     (2,532,000)        (709,000)       (4,695,000)      (1,638,000)
     Capitalized lease commissions.......................       (191,000)        (588,000)       (1,049,000)        (979,000)
                                                          ---------------- ----------------- ---------------- ------------------
Total capitalized expenditures...........................     (4,499,000)      (1,947,000)       (8,362,000)      (3,840,000)
                                                          ---------------- ----------------- ---------------- ------------------

FAD......................................................  $  21,678,000    $  21,743,000     $  42,979,000    $  42,540,000
                                                          ================ ================= ================ ==================
FAD per common share/OP unit.............................  $        0.74    $        0.73     $        1.48    $        1.41
                                                          ================ ================= ================ ==================


(1) Funds from operations ("FFO") is a term defined by the National Association of Real Estate Investment Trusts, Inc. ("NAREIT") by which real estate investment trusts ("REITs") may be compared. It is generally defined as net income before depreciation and extraordinary items. FFO computations do not factor out the REIT's requirement to make either capital expenditures or principal payments on debt. The Company excludes straight line rent adjustments, gains/losses on disposition of real estate and gains/losses on sale of marketable securities to more accurately reflect cash flow from real estate operations. Other REITs may not make these adjustments in computing FFO.

(2)  Funds available for distribution ("FAD") is computed by deducting recurring
     capital   expenditures,   tenant   improvements  and  capitalized   leasing
     commissions from FFO.